Exhibit 10.13

GENPACT GLOBAL HOLDINGS

200[  ] STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), dated as of                       (the “Date of Grant”), is made by and between Genpact Global Holdings SICAR S.à.r.l., a Societé à Responsabilité Limitée organized as a Societé d’Investissement en Capitol à Risque under the laws of the Grand Duchy of Luxembourg (the “Company”), and                      (“Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Genpact Global Holdings 200[  ] Stock Option Plan (the “Plan”), pursuant to which options may be granted to purchase the common stock of the Company (the “Shares”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant to Participant an option to purchase that number of Shares provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                       Grant of Option. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants on the Date of Grant to Participant an option (the “Option”) to purchase              Shares (such shares, the “Option Shares”). To the extent the Option is granted to a United States taxpayer, the Option shall be treated as a Nonqualified Stock Option.

2.                                       Option Subject to Plan; Requirement to Enter into Other Agreements.

(a)                                  By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan and the Shareholders Agreement, agrees to be bound by all the terms and provisions of the Plan and the Shareholders Agreement, and has executed and returned the Joinder Agreement attached hereto as Exhibit C.

(b)                                 The Plan, as it may be amended from time to time, is hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

(c)                                  Prior to the first public offering of the Shares on any national securities exchange or inter dealer quotation system (an “IPO”), Participant shall not be permitted to exercise the Option (or any portion thereof) unless immediately prior to such exercise (or at such earlier time as the Company may require) Participant shall have become a party to the (i) the Stock Purchase Agreement attached hereto as Exhibit D and (ii) Fiduciary Agreement attached hereto as Exhibit E.

3.                                       Terms and Conditions.

(a)                                  Option Price. The price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be U.S.$[FMV at time of grant] per Option Share.

(b)                                 Expiration Date. Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c)                                  Exercisability of the Option.

(i)                                     Vesting. Subject to Participant’s continued employment or service with the Company or an Affiliate and except as may otherwise be provided herein, the Option shall become vested and exercisable as to [           ]. For purposes of this Agreement, the “Vesting Commencement Date” shall mean [            ].

(ii)                                  Methods of Exercise. Following the IPO, the Option may be exercised only by written notice, substantially in the form attached hereto as Exhibit A (or a successor form provided by the Committee), delivered to the Company in person or by mail in accordance with Section 4(a) hereof and accompanied by payment therefor in accordance with Section 3(c)(iii) hereof. Prior to the IPO, the Option may be exercised only by (A) Participant transferring the Option (or the portion thereof that is being exercised) to the Fiduciary in accordance with the Fiduciary Agreement, (B) Participant delivering to the Fiduciary written notice substantially in the form attached hereto as Exhibit B (or a successor form provided by the Committee), delivered in person or by mail in accordance with Section 4(a) hereof and accompanied by payment therefor, and (C) payment to the Company of the aggregate exercise price by Participant in accordance with Section 3(c)(iii) hereof. Following exercise of the Option (or any

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portion thereof) by the Fiduciary, the Company shall as soon as practicable deliver Shares in respect of such exercised Option (or portion thereof) to the Fiduciary to be held for the benefit of Participant and such Shares shall be delivered to Participant only at such time as the Company is no longer a Societé à Responsabilité Limitée organized under the laws of the Grand Duchy of Luxembourg (or, if deemed necessary by the Company, on such later date on which the Company ceases to be a Societé d’Investissement en Capital à Risque organized under the laws of the Grand Duchy of Luxembourg).

(iii)                               Payment of Purchase Price. The purchase price of the Option Shares shall be paid by Participant (A) in cash (by check, wire transfer or other manner agreed by the Company) and/or (B) at any time following an IPO, (x) in Shares having a Fair Market Value at the time the Option is exercised equal to the aggregate exercise price of the Option or portion thereof being exercised (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided, that, such Shares have been held by Participant for at least six (6) months prior to exercise or (y) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company the proceeds of the sale of the Shares subject to the Option or portion thereof being exercised, sufficient to pay the aggregate exercise price of the Option or portion thereof being exercised. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (B) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate any applicable law or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(d)                                 Effect of Termination of Employment on the Option.

(i)                                     Death/Disability. If Participant’s employment or services with the Company and its Affiliates terminates on account of Participant’s death or by the Company or any Affiliate due to “Disability” (as defined below), the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) six months following the date of termination on account of death or Disability. For purposes of this Agreement, “Disability” shall mean “Disability” as defined in any employment or consulting agreement between Participant and the Company or an Affiliate in effect at the time the existence of Disability is to be determined, or, in the absence of such an employment or consulting agreement, a condition entitling Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, as applicable, or, in the absence of such a plan, Participant’s complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such illness or accident commenced, as determined by the Committee based upon medical evidence acceptable to it.

(ii)                                  Termination Other than due to Death/Disability or for Cause. If Participant’s employment or services with the Company and its Affiliates is

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terminated for any reason other than on account of Participant’s death or by the Company or any Affiliate due to Disability or for Cause, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) ninety (90) days following such termination.

(iii)                               Termination for Cause. If Participant’s employment or services with the Company and its Affiliates is terminated by the Company or any Affiliate for “Cause” (as defined below), both the unvested and the vested portions of the Option shall terminate on the date of such termination. For purposes of this Agreement, “Cause” shall mean “Cause” as defined in any employment or consulting agreement between Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment or consulting agreement: (A) any conviction by a court of, or entry of a pleading of guilty or nolo contendre by Participant with respect to, a felony or any lesser crime involving moral turpitude or a material element of which is fraud or dishonesty; (B) Participant’s willful dishonesty of a substantial nature towards the Company and any of its Affiliates; (C) Participant’s use of alcohol or drugs which materially interferes with the performance of his duties to the Company and/or its Affiliates or which materially compromises the integrity and reputation of Participant or the Company and/or its Affiliates; or (E) the Participant’s material, knowing and intentional failure to comply with material applicable laws with respect to the execution of the Company’s and its Affiliates’ business operations.

(e)                                  Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in order to be in compliance with applicable laws, rules and regulations.

(f)                                    Transferability. The Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(g)                                 Rights as Shareholder. If the Option (or portion thereof) is exercised following the IPO, Participant shall not be deemed for any purpose to be the owner of any Shares subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to Participant the Option Shares, and (iii) Participant’s name shall have been entered as a shareholder with respect to such Option Shares on the books of the Company. If the Option (or portion thereof) is exercised prior to the IPO, any Option Shares for which the Option is exercised shall be issued and delivered to the Fiduciary, the Fiduciary’s name shall be entered as the holder of such Option Shares on the books of the Company, such Option Shares shall be voted in accordance with the Fiduciary

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Agreement, and the Fiduciary shall hold such Option Shares (and any dividends relating to such Option Shares that are paid in Shares) for the benefit of Participant until such time as the Company is no longer a Societé à Responsabilité Limitée organized under the laws of the Grand Duchy of Luxembourg (or, if deemed necessary by the Company, on such later date on which the Company ceases to be a Societé d’Investissement en Capital à Risque organized under the laws of the Grand Duchy of Luxembourg).

(h)                                 Required Withholding. Upon exercise of the Option, Participant must pay in the form of a check or cash or other cash equivalents to the Company any such additional amount as the Company determines that it is required to withhold under applicable laws in respect of the exercise of Option Shares by Participant or by the Fiduciary on behalf of Participant; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 8(d) of the Plan.

4.                                       Miscellaneous.

(a)                                  Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Global Holdings SICAR S.á.r.l.
65 boulevard Grande-Duchesse Charlotte
L-1331 Luxembourg
Attn: Secretary

with a copy to:

Genpact US Holdings, Inc.

1251 Avenue of the Americas

41st Floor

New York, NY 10020

Attention: Legal Department

if to Participant, at Participant’s last known address on file with the Company;

if to the Fiduciary, at the address set forth in the Fiduciary Agreement.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in

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the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)                                 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)                                  No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates or Participant, which are hereby expressly reserved by each, to terminate Participant’s employment or service at any time for any reason whatsoever.

(d)                                 Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, the executor or administrator of Participant’s estate shall be deemed to be Participant’s beneficiary.

(e)                                  Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(f)                                    Entire Agreement. This Agreement, the Plan, the Fiduciary Agreement, the Stock Purchase Agreement and the Shareholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(g)                                 Modifications.

(i)                                     Subject to clause (ii) below, no change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(ii)                                  If any payments of money, delivery of Shares, other securities or benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments, delivery of Shares, other securities or benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of Shares, other securities or benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to Participant, that does not cause such an accelerated or additional tax.

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(h)                                 Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(i)                                     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                     Registration Rights. Promptly following an IPO, the Company shall register all the Option Shares underlying the unexercised portion of the Option on Form S-8 (or a successor or other available form).

(k)                                  No Acquired Right. Participant acknowledges and agrees that this Option and any similar awards the Company may in the future grant to Participant, even if such awards are made repeatedly or regularly, and regardless of their amount, (A) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between Participant and the Company or any Affiliate, (B) do not create any contractual entitlement to receive future awards; and (C) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject.

(l)                                     Further Assurances. Each of the Company and Participant shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any the government of any nation, state, city, locality or other political subdivision thereof, or any court or arbitrator (whether or not related to any governmental entity), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(m)                               Liquidity. If, prior to an IPO, a Change in Control occurs that involves the direct or indirect acquisition of the Common Stock of the Company by an entity that is not a publicly traded company or an affiliate thereof, the Company, under the supervision of the Committee, shall undertake to provide a fair and risk-adjusted path to liquidity for Participant with respect to the Option Shares, either upon or after the Change in Control. The liquidity opportunity described in the immediately preceding sentence (i) may, but shall not be required to, involve accelerated vesting of all or a portion of the Option and (ii) shall be fair to the Participant relative to the direct or indirect shareholders of the Company who are obtaining liquidity in the Change in Control, taking into account the risks borne by Participant with regard to the portion of

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the Option and the Options Shares as to which the liquidity opportunity will not be realized at the time of the Change in Control. All determinations of whether, when, and to what extent, the foregoing liquidity opportunity shall be made available to Participant shall be made by the Committee in its sole and absolute discretion.

(n)                                 Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the day first written above.

GENPACT GLOBAL HOLDINGS SICAR S.à.r.l.

By:
Name:
Title:

PARTICIPANT

Name:

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Exhibit A

NOTICE OF OPTION EXERCISE

PURSUANT TO THE GENPACT GLOBAL HOLDINGS

200[  ] STOCK OPTION PLAN

To exercise your option (the “Option”) to purchase common stock (“Shares”) of Genpact Global Holdings SICAR S.à.r.l. (the “Company”), please fill out this form and return it to the Secretary of the Company, together with a check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price. You are not required to exercise the Option with respect to all Shares thereunder. You also must include in the check (or provide a separate check for) the amount of any required withholding due in connection with your exercise, unless the Committee administering the Genpact Global Holdings 200[ ] Stock Option Plan specifically provides for such withholding obligation to be satisfied in a different manner.

I hereby exercise my right to purchase          Shares under the Option pursuant to the Stock Option Agreement between myself and the Company, dated as of                       . I am vested in the Option as to the Shares being purchased hereunder. I have enclosed one or more checks to the Company covering both the exercise price of U.S.$               and the required withholding of U.S.$              . (Please contact the office of the Secretary of the Company to determine the amount of any required withholding.)

Signature:

Printed Name:

Social Security Number:

Date:

A-1

Exhibit B

NOTICE OF OPTION TRANSFER AND INSTRUCTION TO EXERCISE OPTION

PURSUANT TO THE GENPACT GLOBAL HOLDINGS

200[ ] STOCK OPTION PLAN

To exercise your option (the “Option”) to purchase common stock (“Shares”) of Genpact Global Holdings SICAR S.à.r.l. (the “Company”), please fill out this form and return one copy to each of (i) MeesPierson Intertrust (Luxembourg) S.A (the “Fiduciary”) and (ii) the Secretary of the Company. You must also provide the Company with a check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are requesting that the Option be exercised and the per share exercise price. The Option need not be exercised with respect to all Shares thereunder. You must also include in the check (or provide a separate check for) the amount of any required withholding due in connection with your exercise, unless the Committee administering the Genpact Global Holdings 200[ ] Stock Option Plan specifically provides for such withholding obligation to be satisfied in a different manner.

I hereby transfer my Option (or the applicable portion thereof) to the Fiduciary and instruct the Fiduciary to exercise such Option (or portion thereof) to purchase          Shares pursuant to the Stock Option Agreement between myself and the Company, dated as of                       . I am vested in the Option as to the Shares being purchased hereunder. I have enclosed one or more checks to the Company covering both the exercise price of U.S.$               and the required withholding of U.S.$              . (Please contact the office of the Secretary of the Company to determine the amount of any required withholding.)

Signature:

Printed Name:

Date:

B-1

Exhibit C

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders Agreement dated as of December 16, 2005 (the “Shareholders Agreement”) among GENPACT INVESTMENT CO., a Luxembourg société à responsabilité limiteé, GENPACT GLOBAL (LUX), a Luxembourg société à responsabilité limiteé, GENPACT GLOBAL HOLDINGS SICAR S.à.r.l., a Luxembourg société à responsabilité limiteé, GE CAPITAL INTERNATIONAL (MAURITIUS), a Mauritius corporation and the other signatories thereto, as the same may be further amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Shareholder” under the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a Shareholder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                                  ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [      ] day of [                  ], 200[  ]:

GENPACT GLOBAL HOLDINGS

By:
Name:
Title:

GENPACT GLOBAL (LUX)

By:
Name:
Title:

FORM OF AGREEMENT - TO BE SIGNED UPON EXERCISE

EXHIBIT D

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), is made as of the date indicated on the signature page hereof by and between Genpact Global Holdings SICAR, a Societé à Responsabilité Limitée organized under the laws of the Grand Duchy of Luxembourg (the “Company”), and the party identified on the signature page hereto (“Purchaser”).

WHEREAS, Purchaser desires to acquire the number of shares of common stock of the Company (the “Shares”) set forth on the Notice of Option Exercise or Notice of Option Transfer and Instruction to Exercise Option, as applicable, to which the Agreement is attached (the “Exercise Notice”) at the purchase price also set forth thereon pursuant to Purchaser’s exercise of a stock option issued by the Company to Purchaser pursuant to (i) the Stock Option Agreement between the Company and the Purchaser dated as of                     (the “Option Agreement”) and (ii) the Genpact Global Holdings 2005 Stock Option Plan (the “Plan”) and the Company desires to issue said Shares to Purchaser (or the Fiduciary, as applicable), subject to the restrictions on transfer and rights hereinafter set forth; and

WHEREAS, the Company and Purchaser desire to enter into this Agreement in order to (i) prevent the transfer of the Shares to third parties who might not contribute to the development and management of the Company’s business, and (ii) provide for the future management and ownership of the Company; and

WHEREAS, to achieve these objectives, the parties wish to impose certain restrictions on the transfer or encumbrance of the Shares issued to Purchaser and to give the Company the right to purchase the Shares in certain events.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.             Purchase of Shares. In accordance with the applicable provisions of the Option Agreement, Purchaser hereby subscribes for and, upon acceptance by the Company hereof, shall purchase the Shares. The aggregate purchase price for the Shares set forth in the Exercise Notice and the amount of any taxes and other withholding required to be paid to the Company by Purchaser in connection with such purchase shall be paid by Purchaser in the manner prescribed in the Option Agreement. Upon receipt of payment by the Company for the Shares and for any required withholding, (a) if no Fiduciary Agreement is in effect at the time the Shares are purchased, the Company shall register the Purchaser in the share register of the Company and issue to Purchaser one or more certificates in the name of Purchaser for the Shares and (b) if a Fiduciary Agreement is in effect at the time the Shares are purchased, the Company shall register the Fiduciary in the share register of the Company and issue to the Fiduciary one or more certificates in the name of the Fiduciary for the Shares and the Fiduciary shall hold such Shares for the benefit of Purchaser until such time as the Company is no longer a Societé à Responsabilité Limitée organized under the laws of the Grand Duchy of Luxembourg (or, if deemed necessary by the Company, on such later date on which the Company ceases to be a Societé d’Investissement en Capital à Risque organized under the laws of the Grand Duchy of Luxembourg). Purchaser (and, if applicable, the Fiduciary, who shall also become a party to this Agreement immediately following the execution of a Fiduciary Agreement by the Company, Purchaser and the Fiduciary) agrees that the Shares shall be subject to all terms and conditions of this Agreement, the Shareholders Agreement, and, if applicable, the Fiduciary Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the definitions set forth in the Option Agreement or the Plan, as applicable.

2.             Call Option.

(a)           If Purchaser’s employment with the Company and its Affiliates is terminated for any reason (or no reason) at any time prior to the 30-day period preceding a Change in Control, the Company shall have the right and option (the “Call Option”), but not the obligation, to purchase from Purchaser (or the Fiduciary, as applicable) any or all of the Shares. The purchase price of each Share shall be the Fair Market Value of one share of the Stock on the date the Call Option is exercised (the “Call Price”). Notwithstanding the foregoing, if the Purchaser’s employment is terminated by the Company for Cause (as defined in the Option Agreement), the Call Price shall be the lesser of (i) Fair Market Value and (ii) the per Share exercise price set forth in the Option Agreement. In the event that Purchaser’s employment with the Company and its Affiliates is terminated due to Purchaser’s death, all references to “Purchaser” for purposes of this Section 2 (other than those relating to termination of employment) shall include the administrator of Purchaser’s estate.

(b)           The Company may exercise the Call Option by delivering or mailing to Purchaser or the Fiduciary (with a copy to Purchaser), as applicable, in accordance with Section 11 of this Agreement, written notice of exercise (a “Call Notice”) at any time following the termination of Purchaser’s employment with the Company. The Call Notice shall specify the date thereof, the number of Shares to be purchased and the Call Price. Notwithstanding the above, the Company’s right to exercise the Call Option shall be suspended for six months and one day following the issuance of the Shares subject to the Call Option or such other period of time, if any, deemed necessary by the Committee in order for the Company to comply with applicable accounting rules and other laws.

(c)           Within ten (10) days after Purchaser’s (or the Fiduciary’s, as applicable) receipt of the Call Notice, Purchaser (or the Fiduciary, as applicable) shall tender to the Company at its principal office the certificate or certificates representing the Shares which the Company has

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elected to purchase, duly endorsed in blank by Purchaser (or the Fiduciary, as applicable) all in form suitable for the transfer of such shares to the Company. Upon its receipt of such shares, the Company shall pay to Purchaser the aggregate Call Price therefor.

(d)           The aggregate Call Price may be payable, at the option of the Company, (i) in cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, (ii) in cash (by check or wire transfer), or (iii) any combination of (i) or (ii).

(e)           The Company will be entitled to receive customary representations and warranties from Purchaser (or the Fiduciary, as applicable) regarding the sale of the Shares pursuant to the Company’s exercise of the Call Option as may be reasonably requested by the Company, including but not limited to the representation that Purchaser (or the Fiduciary, as applicable) has good title to the Shares to be transferred free and clear of all liens, claims and other encumbrances.

(f)            If the Company delivers a Call Notice as to any Shares, then from and after the time of delivery of the Call Notice Purchaser (and the Fiduciary, as applicable) shall no longer have any rights as a holder of the Shares subject thereto (other than Purchaser’s right to receive payment of the Call Price in accordance with this Section 1), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed to be the owner and holder of such Shares.

(g)           Any Shares as to which the Call Option is not exercised will remain subject to all terms and conditions of the Plan, the Fiduciary Agreement and this Agreement, including the continuation of the Company’s right to exercise the Call Option.

3.             Drag Along Rights. If the Company or its shareholders have received from a person or entity which is not an affiliate of the Company a bona fide written offer to purchase (a “Drag-Along Sale”) (i) 30% or more of the issued and outstanding shares of Stock or (ii) shares of the Company’s equity securities entitled to vote in the election of directors (“Company Voting Securities”) representing 30% or more of the voting power of all Company Voting Securities, the Company shall have the right, but not the obligation (the “Drag-Along Right”) to deliver a written notice (a “Drag Along Notice”) to Purchaser (or the Fiduciary with a copy to Purchaser, as applicable) stating that it or its shareholders proposes to effect such transaction, and specifying the percentage of the issued and outstanding shares of Stock or Company Voting Securities, as applicable, proposed to be subject to such transaction, the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Purchaser (or the Fiduciary, as applicable) agrees that, upon receipt of a Drag Along Notice, Purchaser (or the Fiduciary, as applicable) shall, at the option of the Company, sell at the same time as the other shareholders sell their shares, a

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corresponding percentage (based of the percentage of Stock or Company Voting Securities subject to such transaction, as applicable) of the number of Shares then held by Purchaser (or the Fiduciary, as applicable) upon terms and conditions which, in the aggregate, are no less favorable to Purchaser (or the Fiduciary, as applicable) than the terms and conditions applicable to the sale of shares of Stock or Company Voting Securities by Company shareholders in the Drag-Along Sale; and Purchaser (or the Fiduciary, as applicable) shall otherwise take all reasonable actions including, without limitation, entering into agreements similar to those to be entered into by other Company shareholders, necessary to consummate the Drag-Along Sale (excluding any indemnification, contribution or similar obligations or agreements not specifically relating to a breach of any representation or warranty by Purchaser or the Fiduciary, as applicable, as to Purchaser’s or the Fiduciary’s, as applicable, ownership of or ability to transfer the Shares subject to the Drag-Along Sale). The consideration shall be in the form of cash, equity or debt securities (whether or not publicly traded) or a combination thereof (but such consideration shall be in the same form and the same proportion as that applicable to the sale of shares of Stock or Company Voting Securities, as applicable, by the other Company shareholders in the Drag-Along Sale). Purchaser (or the Fiduciary, as applicable) will use Purchaser’s (or the Fiduciary’s, as applicable) best commercial efforts to cooperate in any such transaction and will take all necessary and desirable actions in connection with the Drag-Along Sale as are reasonably requested by the Company or the Board, including, without limitation, the execution of an agreement to effect the foregoing in form and substance reasonably satisfactory to the Company and the person or entity making the offer to purchase the Stock or Company Voting Securities, as applicable (excluding any indemnification, contribution or similar obligations or agreements not specifically relating to a breach of any representation or warranty by Purchaser or the Fiduciary, as applicable, as to Purchaser’s or the Fiduciary’s as applicable, ownership of or ability to transfer the Shares subject to the Drag-Along Sale). The Company and its shareholders shall have no liability to Purchaser (and the Fiduciary, as applicable) if the transaction described in the Drag Along Notice fails to occur for any reason. Any Shares which are not sold pursuant to this Section 3 shall remain subject to all other terms and conditions of the Plan and this Agreement, including the continuation of the Company’s right to exercise the Drag-Along Right and Purchaser’s (or the Fiduciary’s, as applicable) rights under Section 4.

4.             Tag-Along Rights. Other than in connection with the exercise of a Drag-Along Right, if the Company or its shareholders have received from a person or entity which is not an affiliate of the Company a bona fide written offer to purchase (a “Tag-Along Sale”) (i) 30% or more of the issued and outstanding shares of Stock or (ii) shares of the Company Voting Securities representing 30% or more of the voting power of all Company Voting Securities, the Company shall, prior to accepting such offer, arrange for the proposed purchaser(s) to make a bona fide offer to purchase a corresponding percentage (based of the percentage of Stock or Company Voting Securities subject to such transaction, as applicable) of the number of Shares then held by Purchaser (or the Fiduciary on behalf of Purchaser) upon terms and conditions which, in the aggregate, are no less favorable to Purchaser than the terms and conditions offered by the proposed purchaser(s) to the Company or its shareholders in the Tag-Along Sale. The Company shall deliver a written notice (a “Notice”) to Purchaser (or the Fiduciary with a

4

copy to Purchaser, as applicable) stating that it or its shareholders proposes to accept such offer, and specifying the number of Shares Purchaser (or the Fiduciary on behalf of Purchaser) may sell, the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of the Notice, Purchaser (or the Fiduciary on behalf of Purchaser) may exercise Purchaser’s (or the Fiduciary’s, as applicable) right to sell such Shares by delivery, not later than 10 days after receipt of the Notice, a written notice (the “Tag-Along Notice”) to the Company, which shall state the maximum number of Shares that Purchaser (or the Fiduciary acting on behalf of Purchaser) wishes to include in the sale. The consideration shall be in the form of cash, equity or debt securities (whether or not publicly traded) or a combination thereof (but such consideration shall be in the same form and the same proportion as that applicable to the sale of shares of Stock or Company Voting Securities, as applicable, by the other Company shareholders in the Tag-Along Sale). Purchaser (or the Fiduciary, as applicable) will use Purchaser’s (or the Fiduciary’s, as applicable) best commercial efforts to cooperate in any such transaction and will take all necessary and desirable actions in connection with the Tag-Along Sale as are reasonably requested by the Company or the Board, including, without limitation, the execution of an agreement to effect the foregoing in form and substance reasonably satisfactory to the Company and the person or entity making the offer to purchase the Stock or Company Voting Securities, as applicable (excluding any indemnification, contribution or similar obligations or agreements not specifically relating to a breach of any representation or warranty by Purchaser or the Fiduciary, as applicable, as to Purchaser’s or the Fiduciary’s as applicable, ownership of or ability to transfer the Shares subject to the Tag-Along Sale). The Company and its shareholders shall have no liability to Purchaser (and the Fiduciary, as applicable) if the transaction described in the Tag-Along Notice fails to occur for any reason. Any Shares which are not sold pursuant to this Section 4 shall remain subject to all other terms and conditions of this Agreement, including the continuation of the Company’s right to exercise the Drag-Along Right and Purchaser’s (or the Fiduciary’s, as applicable) rights under this Section 4.

5.             Restrictions on Transfer. Other than as explicitly described in this Agreement or the Fiduciary Agreement, neither the Fiduciary, the Purchaser nor any transferee of the Purchaser (including any beneficiary, executor or administrator) shall assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Shares.

6.             Compliance With Agreement. The Company shall not be required to transfer any Shares upon its books or to recognize any purported new transferee thereof in any manner, unless a shareholder meeting shall have approved the transfer to the transferee and every applicable provision of this Agreement has first been complied with to the satisfaction of the Company or has been waived in writing by the Company. The provisions of this Agreement shall not be discharged with respect to any Shares by any transfer made in compliance with this Agreement but shall apply anew to such shares in the hands of the new transferee thereof. If the Fiduciary, Purchaser or any legal representative or any transferee of either attempts to transfer any of the Shares without compliance with the requirements and restrictions of this Agreement, the Fiduciary or Purchaser, as applicable, shall not, until full compliance therewith, be entitled to any of the rights and privileges of a shareholder of the Company, and no person purporting to

5

claim or hold by, through or under the Fiduciary or Purchaser, as applicable, shall in any way be recognized; but this provision shall in no way relieve the Fiduciary or Purchaser, as applicable, or any legal representative or any transferee of either from the obligation to offer, transfer or sell the Shares to the Company as herein provided.

7.             Adjustments for Stock Splits, Stock Dividends, etc.

(a)           If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Shares, any and all new, substituted or additional securities to which Purchaser (or the Fiduciary holding for the benefit of Purchaser) is entitled by reason of Purchaser’s (or the Fiduciary’s, as applicable) ownership of the Shares shall be immediately subject to the terms of this Agreement.

(b)           If the Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of and be binding upon the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8.             Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

9.             Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

10.           Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Purchaser and the beneficiaries, executors, administrators, heirs and successors of Purchaser, and, if applicable, of the Fiduciary and its successors and assigns.

11.           No Rights to Employment, etc. Nothing contained in this Agreement shall be construed as giving Purchaser any right to be retained, in any position, as an employee, consultant or director of the Company (or its Affiliates) or shall interfere with or restrict in any way the right of the Company (or its Affiliates) or of

6

Purchaser, which are hereby expressly reserved by each, to terminate Purchaser’s employment or service at any time for any reason whatsoever.

12.           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Global Holdings SICAR
65 boulevard Grande-Duchesse
Charlotte
L-1331 Luxembourg
Attn:  Secretary

if to Purchaser, at Purchaser’s last known address on file with the Company;

if to the Fiduciary, at the address set forth in the Fiduciary Agreement.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

13.           Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural, and vice versa.

14.           Modifications.

(a)           Subject to Section 14(b) below, no change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(b)           If any payments of money, delivery of Shares, other securities or benefits due to Purchaser hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments, delivery of Shares, other securities or benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of Shares, other securities or benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to Purchaser, that does not cause such an accelerated or additional tax.

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15.           Construction. This Agreement and all matters connected therewith shall be construed and all questions shall be determined by the Committee acting in its sole discretion and the decisions of the Committee shall be binding upon all interested parties.

16.           Entire Agreement; Conflicts. This Agreement, together with the  Option Agreement, contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior communications, representations and negotiations in respect thereto. In the event of a conflict between any term or provision of this Agreement and any term or provision of the Option Agreement, the applicable terms and provisions of this Agreement will govern and prevail.

17.           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK SAVE THAT ANY MATTERS PERTAINING TO THE PERFECTION OF SHARE TRANSFERS, SHAREHOLDER MEETINGS AND CORPORATE MATTERS OF THE COMPANY SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE GRAND DUCHY OF LUXEMBOURG.

18.           Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

19.           Termination. This Agreement shall cease to apply and shall be of no further force or effect immediately upon (i) an IPO or (ii) a written agreement to such effect between the Company and Purchaser (and the Fiduciary, if applicable).

20.           Further Assurances. Each of the Company, Purchaser, and, if applicable, the Fiduciary, shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any the government of any nation, state, city, locality or other political subdivision thereof, or any court or arbitrator (whether or not related to any governmental entity), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

21.           Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year written below.

Genpact Global Holdings SICAR	[Name]
(the Company)	(the Purchaser)

By:
By:
Title:

MeesPierson Intertrust (Luxembourg) S.A.

(the Fiduciary)

By:
Title:

Date:

9

FINAL

FIDUCIARY AGREEMENT
DATE 200
Between as Principal and Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A. as Fiduciary and Genpact Global Holdings SICAR S. à r. l as the Company A L L E N & O V E R Y L U X E M B O U R G

THIS FIDUCIARY AGREEMENT dated                                 200    is made between:

(1)                                                      , former employee of Genpact (the  Principal);

(2)                                 Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A., a credit institution organised as a public limited company duly incorporated under the laws of Luxembourg, with registered office at 4, rue Jean Monnet, L - 2180 Luxembourg, being registered with the Luxembourg trade and companies register under number B 44.365 (the Fiduciary); and

(3)                                 Genpact Global Holdings SICAR S. à r. l. a company incorporated under the laws of Luxembourg, having its registered office at 23, Avenue Monterey in L-2086, Luxembourg and registered with the Luxembourg Trade and Companies Register under number 104.548 (the Company).

WHEREAS:

(A)                               The board of managers of the Company has approved the ESOP on 5 April 2005.

(B)                               It is a condition under the ESOP that the Options be exercised only in accordance with this Agreement in order to address a number of Luxembourg company law and regulatory issues.

(C)                               The Parties wish to enter this (contrat fiduciaire) governed by the Luxembourg act dated 27 July 2003 relating to trust and fiduciary contracts (Fiduciary Act 2003) in order for the Fiduciary to hold title to those Shares of the Company (as defined hereafter) which the Company will issue upon the exercise of the Options and the payment of the Subscription Price to the Company.

(D)                               the other beneficiaries of the ESOP have entered and/or will enter into an identical Fiduciary Agreement in order to exercise their Options.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Administrator means Mrs. Eileen S. Silvers or such other person or persons designated by the Company from time to time.

Agreement means this Fiduciary Agreement.

Business Day means a day other than a Saturday or Sunday or a public holiday in the City of Luxembourg, Luxembourg.

Clause means a clause or a sub-clause of this Agreement.

Commencement Date means the first date on which the Principal exercises any of the Options.

Company means Genpact Global Holdings SICAR S. à r. l., a limited liability company duly incorporated under the laws of Luxembourg, with registered office at 23, Avenue Monterey, L-2086 Luxembourg and registered with the Luxembourg Trade and Companie’s Register under number 104.548.

ESOP means the employee stock option plan of the Company in respect of the employees of Genpact as in effect from time to time.

Exit means any of (i) an IPO of the Company, Genpact Global (Lux) or any successor entity of either of such companies, (ii) the disposal by the Company of all or substantially all of the assets of the Company, (iii) an expatriation of the Company by way of transfer of the Company outside Luxembourg and (iv) the Company ceasing to be a SICAR and converting into a société anonyme or a société en commandite par actions.

Fiduciary Assets means the Initial Fiduciary Assets and the Subsequent Fiduciary Assets.

Genpact means the Company and its Subsidiaries from time to time.

Genpact Global (Lux) means a limited liability company duly incorporated under the law of Luxembourg, with registered office at 23, Avenue Monterey in L-2086 Luxembourg, registered with the Luxembourg Trade and Company Register under B 104.547.

Global Fiduciary Agreement means the Fiduciary Agreement concluded by each of the ESOP beneficiaries, taken collectively, for the purposes of identification under Clause 2 and remuneration under Clause 14, as per the Commencement Date of the first Fiduciary Agreement until the termination of the last Fiduciary Agreement.

Initial Fiduciary Assets means those Options set out in Schedule 3 hereof entrusted by the Principal to the Fiduciary and, upon the issuance of the Shares as a result of the exercise of the Options and the payment of the Subscription Price, the Shares.

IPO means the first underwritten public offering of whole or part of the equity securities of the Company, Genpact Global (Lux) or any successor entity of either of such companies.

Luxembourg means the Grand Duchy of Luxembourg.

Majority Shareholder means the majority shareholder of the Company being Genpact Global (Lux) or, as the case may be, any successor or transferee thereof.

Options means those options to subscribe for Shares of the Company issued from time to time by the Company to and vested in the Principal and transferable by the Principal to the Fiduciary, it being understood that one Option shall entitle its holder to subscribe for one Share of the Company.

Party or Parties means respectively the Principal or the Fiduciary, or the Principal and the Fiduciary.

Proceeds means any dividend payments as well as any other payments received by the Fiduciary from the Company in respect of the Shares and the Options.

Qualified Bank means a credit institution, which is authorised to act as a fiduciary agent (fiduciaire) in accordance with the Fiduciary Act 2003.

Shareholders Agreement means the amended and restated shareholders agreement dated as of 16 December 2005 between inter alia, the Company, Genpact Global (Lux) and the other shareholder parties thereto and which is Schedule 7 hereto, as such agreement may be further amended from time to time.

Shares means the Common Stock of the Company of a nominal value of USD 31 each.

Stock Option Agreement means the agreement between the Company and the Principal which defines the rights and obligation of the parties and which is Schedule 2 hereto.

Stock Purchase Agreement means the agreement between the Company and the Principal which sets forth certain transfer restrictions and which is Schedule 1 hereto.

Subsequent Fiduciary Assets means any Options (other than Options entrusted by the Principal to the Fiduciary as Initial Fiduciary Assets) entrusted by the Principal to the Fiduciary next to cash equal to the Subscription Price and, upon the issuance of the Shares as a result of the exercise of the Options and the payment of the Subscription Price, the Shares relating thereto.

Subscription Price means the price that has been set forth in the Stock Option Agreement with respect to any Principal, as applicable from time to time. The Subscription Price is payable upon the exercise of an Option.

Subsidiary of a person means any company or entity directly or indirectly controlled by such person, and for this purpose, “control” means the ability of such person, whether through ownership of shares or other ownership interests or through contractual or other arrangements, to hold a majority of voting rights at meetings of the board of directors, the shareholders or other governing bodies of such company or entity.

Taxes means any taxes, duties, levies or withholdings applied or to be applied by any jurisdiction or any subdivision thereof, regardless of whether an assessment notice or similar document has been issued or not.

USD means United States dollars.

1.2                               Construction

(a)                                 In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

a person includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ii)                                  a provision of law is a reference to that provision as amended or re-enacted;

(iii)                               a person includes its successors, transferees and assignees;

(iv)                              this Agreement or another document is a reference to this Agreement or that other document as amended, novated or supplemented.

(b)                                 The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.                                      FIDUCIARY ASSETS (ACTIF FIDUCIAIRE)

Subject to the terms of this Agreement, on the Commencement Date and upon the Principal having given notice to the Company of his or her intention to exercise any or all  of the Principal’s Options at a later date, and/or any subsequent date, the Principal acting as fiduciant shall transfer to the Fiduciary acting as fiduciaire the Options and transfer the Subscription Price to the Fiduciary.

Upon such receipt and under the condition precedent that the Beneficial Owner and well-informed Investor Assessment Form (schedule 5) has been duly completed, the Fiduciary shall promptly (i) exercise all the Options so received, (ii) transfer the Subscription Price to an account of the Company designated to that effect and (iii) do all requisite corporate formalities which shall be required from a subscriber under Luxembourg company law and the articles of the Company so as to validly receive the Shares of the Company issued upon the exercise of the Options.

The Fiduciary will further receive from the Principal, from time to time, the Subsequent Fiduciary Assets.

The Fiduciary Assets will, by virtue of the Fiduciary Act 2003 to which this Agreement is subject and by which it is expressly governed, come into the legal ownership of the Fiduciary. The Fiduciary Assets shall constitute a fiduciary asset (actif fiduciaire), which in the books of the Qualified Bank will be kept separate from any and all of the other assets of the Fiduciary.

2.1                               The Initial Fiduciary Assets shall be transferred to the Fiduciary, subject to the receipt by the Fiduciary of the following documents in form and substance reasonably satisfactory to it:

(a)                                 a certified true copy of the passport of the Principal;

(b)                                 the Identification of Beneficial Owner and Well-informed Investor Assessment Form duly completed; and

(c)                                  a copy of the Stock Option Agreement.

2.2                               As from the day of transfer to the Fiduciary of the assets set out in Clause 2.1 above as well as the documents set out in Clause 2.2 above and subject to the instructions mentioned in Clause 3 below, the Principal will have transferred finally and irrevocably all legal rights, benefits and control of the Initial Fiduciary Assets to the Fiduciary for purposes of the present Agreement, so that the Principal shall, as a result, have surrendered all rights and control on the Initial Fiduciary Assets, and is irrevocably discharged of all of its obligations and liabilities in relation to the Initial Fiduciary Assets.

3.                                      FIDUCIARY INSTRUCTIONS (PASSIF FIDUCIAIRE)

3.1                               Subject to the terms of this Agreement, the Principal expressly, unconditionally and irrevocably, instructs the Fiduciary to act in accordance with the procedure set out in Clause 2.1 and to apply the same procedure likewise in respect of the Subsequent Fiduciary Assets, and to exercise its voting rights in its capacity of holder of the Shares in accordance with the terms of the articles of association of the Company as well as those of the Shareholders Agreement and the Stock Purchase Agreement. The Principal hereby irrevocably and unconditionally instructs the Fiduciary to vote the Shares in the same sense as the Majority Shareholder for so long as this Agreement shall be in effect.

The Principal expressly accepts and acknowledges that it assumes all the risks including for the avoidance of doubt commercial and financial risks in respect of the Shares and/or any revenues derived therefrom.

3.2                               Upon convening notice being given by the Company to the Fiduciary, the Fiduciary shall promptly inform the Administrator of any shareholders meeting of the Company and communicate the meeting agenda to the Administrator within five Business Days as from the receipt by the Fiduciary of the convening notice. If the Fiduciary does not receive any convening notice from the Company, it will not be under any obligation to inform the Administrator.

3.3                               The Fiduciary shall receive in case of splits or reverse splits or any other corporate matter or reorganisation including for the avoidance of doubt the allocation of shares for which no consideration has been paid, whether or not received as a dividend in kind, always only those Shares of the Company as shall be the result of such split, reverse split or effect of any other corporate matter or reorganisation. The Shares so held however transformed shall always be held by the Fiduciary for the benefit of the Principal in the relative proportions of the Options and the Subscription Price entrusted to the Fiduciary by the Principal.

In case of the receipt by the Fiduciary of dividends in cash or dividends in kind (other than additional free shares of the Company, i.e. in exchange of which no consideration has been paid), the Fiduciary shall transfer such cash or in kind dividends to the Principal in accordance with instructions to be received by the Fiduciary from the Administrator.

3.4                               The Fiduciary incurs no other obligations by way of this Agreement other than those described in this Agreement. The Fiduciary shall not be obliged to take any measures other than those set out in this Agreement or recommended by usual diligence, nor shall the Fiduciary when performing its duties be expected to challenge any taxes or charges levied by the authority of a public body or to oppose a seizure, an order or other restrictions determined by judicial decision or by a public authority with respect to the Shares or payments in respect thereto, without prejudice for Clause 11 (a).

The execution of the fiduciary instructions set out in this Agreement by the Fiduciary shall under no circumstances imply approval or disapproval or any form of opinion as to the advisability, merits or legality of the actions requested by the Principal under such instruction.

4.                                      NO PAYMENT IN RESPECT OF FIDUCIARY ASSETS

The Fiduciary shall not pay or transfer any Fiduciary Assets to any person except at the times and in the manner expressly provided for in this Agreement.

5.                                      ADMINISTRATION

The interests of the Principal shall, vis-à-vis the Fiduciary, be represented by the Administrator.

In its dealing with the Principal, the Fiduciary may validly rely on information provided by the Administrator on behalf of the Principal.

When giving notification to the Principal, the Fiduciary may notify the Administrator only. The Administrator shall promptly communicate any such notification to the Principal.

6.                                      TAXES AND EXPENSES

6.1                               The Company shall after 10 (ten) Business Days notice, and upon due justification, indemnify the Fiduciary, its officers, employees and agents against any present or future claim or liability for taxes, levies, duties, fees, deductions, withholdings or other charges (except any taxes on the overall income of the Fiduciary) imposed in connection with the execution, delivery or performance by the Fiduciary of its obligations and exercise of its rights under this Agreement (and any agreement or document in connection herewith).

6.2                               The Company shall after 10 (ten) Business Days notice, and upon due justification, reimburse the Fiduciary for all reasonable costs and expenses incurred by the Fiduciary, and any additional cost, and expenses incurred by reason of any change in applicable law, regulation or regulatory requirement (whether or not having the force of law) or in the interpretation thereof by any relevant authority charged with the administration thereof reserve, special deposit or similar requirements affecting the Fiduciary.

6.3                               Except in the case of urgency or for conservatory measures, the Fiduciary will inform on a best effort basis the Administrator before incurring any expense in the context of this Clause 6.

6.4                               All payments to be made by the Fiduciary under this Agreement shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty or charge of whatever nature incurred or levied by or on behalf of Luxembourg (or any political subdivision thereof or therein) or any authority thereof or therein except to the extent that the Fiduciary is compelled by law to make payment subject to such tax, duty or charge. If required by law to make such withholding or deduction, the Fiduciary shall withhold or deduct the minimum amount required by the relevant authorities and pay such amount to the relevant authorities within the time required by law. The Fiduciary shall notify the Administrator acting on behalf of the Principal of each withholding or deduction made in accordance with this Clause 6.

7.                                      CHANGE OF FIDUCIARY, TERMINATION EVENT

7.1                               The Fiduciary has the right upon giving not less than 60 (sixty) Business Days’ prior written notice to the Administrator to terminate the arrangements provided for by this Agreement on the date specified in such notice, in the case of change of law and/or regulations of Luxembourg or of any other jurisdiction, which would render the present transaction either illegal or create additional costs for the Fiduciary, and in the case where the Company does not indemnify the Fiduciary for such additional costs as provided for in Clause 13.

The Principal shall not be allowed to terminate this Agreement other than in case of an Exit or after an Exit.

In case of an Exit, this Agreement may be terminated by the Principal. Upon the receipt of a termination notice on or after an Exit the Fiduciary and the Principal shall enter into a share transfer agreement (a STA) in the form of Schedule 4 thereto and upon the execution thereof by the Fiduciary and the Principal and the receipt by the Fiduciary of an executed copy of the STA the share transfer shall be notified by the Fiduciary to the Company. Upon such notification to the Company the Principal shall forthwith be considered as the legal owner of the Shares of which he/she was the beneficial owner under this Agreement. In the event of any such change of fiduciaire under Clause 7.1, the Fiduciary shall assist the Principal to effect an orderly transition of the Fiduciary Assets, except that termination shall not take effect until another bank, which is a Qualified Bank, has been appointed. The Principal undertakes that the Administrator shall appoint another bank, which is a Qualified Bank, as fiduciary agent within 60 (sixty) business days as from the date specified in the notice given in accordance with clause 7.1

8.                                      REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL

The Principal makes the representations and warranties set out in this Clause 8 to the Fiduciary.

8.1                               Status

He/she is a well informed investor (investisseur avisé) within the meaning of the SICAR Act.

8.2                               Powers and Authority and Capacity

He/she has the power and the authority to enter into and perform under this Agreement and the transaction contemplated by this Agreement.

8.3                               Legality and Validity

This Agreement constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

8.4                               Compliance with Rules and Regulations

This Agreement and the transaction contemplated by this Agreement comply in all respects with all applicable laws, rules, regulations, interpretations, guidelines, procedures, and policies of applicable governmental and regulatory authorities affecting him/her and the performance of his/her obligations hereunder.

8.5                               Non-Conflict

The entry into and performance by him/her of, and the transactions contemplated by, this Agreement do not and will not:

(a)                                 conflict with his/her matrimonial status; or

(b)                                 conflict with any document which is binding upon him/her or any of his/her assets; or

(c)                                  any securities law provisions applicable to him/her.

8.6                               No Reliance

He/she is acting for his/her own account, and he/she has made his/her own independent decisions to enter into this Agreement and the transactions contemplated hereby (this Transaction) and as to whether this Transaction is appropriate or proper for him/her based upon his/her own judgement and upon advice from such tax, accounting, regulatory, legal and financial advisers as he/she has deemed necessary, and not upon any view expressed by the Fiduciary. He/she is not relying on any communication (written or oral) of the Fiduciary as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the Fiduciary shall be deemed to be an assurance or guarantee as to the expected results of this Transaction:

(a)                                 He/she is capable of assessing the merits of the investment into Shares of the Company and   this Transaction and understands and accepts, the terms, conditions and risks for him/her in relation to this Transaction. He/she is also capable of assuming, and assumes, the risks of this Transaction; and

(b)                                 all governmental, regulatory and other consents and authorisations that are required by him/her with respect to this Transaction have been obtained and are in full force and effect, and all conditions of such consents and authorisations have been complied with.

8.7          Times for making representations and warranties

The representations and warranties made by each of the Principal and set out in this Clause 8 are made on the date of this Agreement and shall remain exact and valid for the whole duration of this Agreement.

9.                                      REPRESENTATIONS AND WARRANTIES OF THE FIDUCIARY

The Fiduciary makes the representations and warranties set out in this Clause 9 to the Principal.

9.1          Status

It is a public limited company, duly incorporated and validly existing under the laws of Luxembourg.

9.2          Powers and Authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the Transaction contemplated by this Agreement.

9.3          Legality and Validity

This Agreement constitutes, or when performed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

9.4          Compliance with Rules and Regulations

This transaction will comply in all respects with all applicable laws, rules, regulations, interpretations, guidelines, procedures, and policies of applicable governmental and regulatory authorities affecting it and the performance of its obligations hereunder.

9.5          Non-conflict

The entry into and performance by it of, and the Transactions contemplated by, this Agreement do not and will not:

(a)                                 conflict with its constitutional documents; or

(b)                                 conflict with any document which is binding upon it or any of its assets.

9.7          Times for making Representations and Warranties

The representations and warranties made by the Fiduciary set out in this Clause 9 are made on the date of this Agreement and shall remain exact and valid for the whole duration of this Agreement.

10.                               UNDERTAKINGS OF  THE  PRINCIPAL

The Principal shall:

(a)                                 promptly execute and do all such assurances, acts and things as the Fiduciary may reasonably require to protect the interests of the Fiduciary under this Agreement;

(b)                                 not to do any acts, things or conclude any arrangements that would prejudice the position of the Fiduciary under this Agreement.

11.                               UNDERTAKINGS OF THE FIDUCIARY

The Fiduciary shall:

(a)                                 ensure that the Fiduciary Assets are and will remain segregated from the Fiduciary’s own assets and in case of an insolvency of the Fiduciary and assimilated events, ensure that the Fiduciary Assets may not be seized or arrested by the Fiduciary’s creditors (other than those creditors having rights and entitlements as a result of this Agreement); and

(b)                                 ensure that the Fiduciary remains a Qualified Bank.

12.                               DURATION

Other than in the case of change of fiduciary in accordance with Clause 7 hereof, this Agreement shall remain in force until the earlier to occur of (i) an Exit, (ii), upon (a) the Principal having ceased to be an employee of any Genpact entity and (b) the Shares held by the Fiduciary on behalf of the Principal having been transferred to the Company or a nominee of the Company whether or not in connection with the Company’s exercise of its call rights in accordance with the ESOP, and (iii) the termination of this Agreement by written  agreement of the Parties and the Administrator.

13.                               INDEMNITIES

13.1                        Nothing herein shall require the Fiduciary to take any action which, in the reasonable opinion of the Fiduciary, is not possible or would be in breach of any applicable law, regulation or operating norms, which the Fiduciary is required to comply with.

13.2                        The Fiduciary will only have those duties which are set out in this Agreement and any other duties as are incidental thereto.

13.3                        Subject to the provisions of Clause 6 and Clause 7, the Company shall indemnify the Fiduciary for all reasonable costs or expenses, including the fees and expenses of legal or other professional advisers, of defending any claim action or demand properly incurred and liabilities suffered by the Fiduciary or its agents in connection with this Agreement and any agreement or document in connection herewith, and the performance of its obligations hereunder.

13.4                        The Fiduciary shall be discharged from any liability where it has acted in accordance with instructions from the Administrator (to the extent and only to the extent the instructions given by the Administrator on behalf of the Principal are not in breach with the terms of this Agreement and namely the voting instructions given to the Fiduciary as standing order under this Agreement)  in the form of orders, requisitions, certificates or other documents notified to the Bank in accordance with Clause 20.

14.                               REMUNERATION

The Fiduciary is entitled to an annual commission as described in the attached fee letter (Schedule 6) (the Commission).

15.                               FIDUCIARY’S LIABILITY

The Fiduciary shall have no obligations and liabilities vis-à-vis the Principal, the Administrator and the Company, in its capacity as fiduciary agent in accordance respectively with this Agreement and the Fiduciary Act 2003, other than (i) to hold the Fiduciary Assets as provided for by Clause 2, (ii) to follow the instructions of the Administrator as provided for by this Agreement (to the extent and only to the extent the instructions given by the Administrator on behalf of the Principal are not in breach with the terms of this Agreement and namely the voting instructions given to the Fiduciary as standing order under this Agreement), (iii)  to transfer the net Proceeds (if any) in respect of the Shares to the Principal in a rateable amount corresponding to the Shares held beneficially by him/her, (iv) to vote in respect of any ordinary and extraordinary shareholder resolution of the Company in the same sense than the majority shareholder of the Company (v) to act in accordance with the Shareholders Agreement and the Stock Purchase Agreement and (vi), upon the termination of this Agreement, to transfer the Fiduciary Assets in the form as they will be in at the day of transfer to the Principal in accordance with his/her beneficial shareholdings in the Company.

16.                               EVIDENCE AND CALCULATIONS

Any certification or determination by the Fiduciary under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.                               WAIVERS AND REMEDIES CUMULATIVE

The rights of the Parties under this Agreement:

(a)                                 may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of their rights under the general law; and may be waived only in writing and specifically.

Delay in exercising or non-exercising any such right is not a waiver of that right.

18.                               ASSIGNMENT

Only the Fiduciary shall be free to transfer at any time any interest in its rights and/or obligations under this Agreement to an affiliate of the Fiduciary or, upon the consent of the Administrator (such consent not to be unreasonably withheld or delayed), to a third party (the Transferee), provided that on the transfer date at the latest:

(a)                                 the Transferee shall covenant by the execution of an instrument (the Transfer Instrument) in favour of the Principal, to be bound by the terms and conditions of this Agreement, as if it were a Party to this Agreement, and undertake to comply with all provisions hereof applicable to the Fiduciary; and

(b)                                 the Transfer Instrument executed by the Transferee shall also contain a written declaration whereby it covenants that the representations and warranties set out in the above  in Clause 9 are correct, complete and accurate, with respect to the Transferee, at the date of the transfer.

A merger, demerger or similar reorganisation of the Fiduciary, implying by applicable company law, a universal transfer of assets in continuation of the legal personality of the Fiduciary, including all rights and obligations under all agreement entered into by the Fiduciary, does not need be approved under the present Clause 18.

19.                               SEVERABILITY

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other provisions of this Agreement.

The Parties will endeavour to replace, within a period which shall not exceed 30 (thirty) Business Days of a court decision having declared the Agreement illegal, invalid and/or unenforceable, the relevant provision by a provision of similar effect that would be valid, legal and enforceable.

20.                               NOTICES

20.1                        Giving of Notices

All notices or other communications under or in connection with this Agreement shall be given in writing during normal office hours of the recipient and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

(a)                                 if by letter, when delivered personally or ten calendar days after being deposited in the post, postage prepaid in an envelope addressed to the address set out in Clause 20.2 hereof;

(b)                                 if by facsimile, when the transmission has been completed.

However, a notice given in accordance with the above but received on a day which is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

Any notice or other communication given under or in connection with this Agreement shall be acknowledged by the recipient of the notice or communication, by way of returning a notice or communication acknowledging such receipt to the other Party, under the same form (i.e., letter, telex or facsimile) under which the notice or communication received has been made.

20.2                        Addresses for Notices

(a)                                 The address and facsimile number of the Principal for all notices under or in connection with this Agreement are:

 Genpact US Holdings, Inc.

1251 Avenue of the Americas

New York, New York 10020

Fax:  001-646-823-0467

marked for the attention of: Corporate Secretary

or such other address as the Administrator may notify to the Fiduciary.

The address and facsimile number of the Fiduciary for all notices under or in connection with this Agreement are:

(b)                                 Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A.

4, rue Jean Monnet

L-2180 Luxembourg

Fax: + 352 / 22 15 22 - 690

marked for the attention of: Serge Weyland

or such other address as the Fiduciary  may notify to the Administrator.

(c)                                  The address and facsimile number of the Company for all notices under or in connection with this Agreement are:

Genpact Global Holdings SICAR S. à r. l.

23, Avenue Monterery, L-2086 Luxembourg

Fax:  +352 26 383 509

marked for the attention of: Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A.

or such other address as the Company may notify to the Fiduciary.

21.                               LANGUAGE

21.1                        Any notice given under or in connection with this Agreement shall be in English.

21.2                        All other documents provided under or in connection with this Agreement shall be in English; or if not in English, accompanied by a certified English translation if requested by the other Party and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

22.                               JURISDICTION AND GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, the laws of Luxembourg and, in particular, the Fiduciary Act 2003 as it may be amended from time to time. Each Party irrevocably submits to the jurisdiction of the courts of the City of Luxembourg in any action or proceedings with regard to this Agreement or any instrument or instruction in connection herewith.

23.                               COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on                                     200  .

THE PRINCIPAL

By:

THE ADMINISTRATOR

By:  Eileen S. Silvers

THE FIDUCIARY

Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A.

By:	By:

Title:	Title :

THE COMPANY

By:  Eileen S. Silvers

Title: Senior Vice President

SCHEDULE 1

STOCK PURCHASE AGREEMENT

SCHEDULE 2

STOCK OPTION AGREEMENT

SCHEDULE 3

SCHEDULE OF OPTIONS IN RESPECT OF THE PRINCIPAL

      Options at an exercise price of $           .00 per share.

SCHEDULE 4

FORM OF SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this Agreement), made and entered into as of [date], by and between:

(1)                                 Name of Principal (the Transferee),

(2)                                 Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A., a credit institution organised as a public limited company duly incorporated under the laws of Luxembourg, with registered office at 4, rue Jean Monnet, L - 2180 Luxembourg, being registered with the Luxembourg trade and companies register under number B 44.365 (the Transferor); and

(the Transferor and the Transferee are collectively referred to as the Parties),

In the presence of:

(3)                                 Genpact Global Holdings SICAR Sàrl, a limited liability company duly incorporated under the laws of Luxembourg, with registered office at 23, Avenue Monterey in L-2086 Luxembourg (the Company).

WHEREAS:

(A)                               The Transferor is the owner of [number] shares of the Company fully paid-up with nominal value of          . (the Shares).

(B)                               The Transferor desires to sell the Shares to the Transferee, which desires to purchase the Shares from the Transferor under the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Parties hereto hereby agree as follows:

1.                                      SALE AND PURCHASE

Subject to the terms and conditions set forth in this Agreement, the Transferor transfers to the Transferee full ownership of the Shares including all rights and obligations, benefits and interests whatsoever attached thereto, and the Transferee accepts the transfer of the Shares in full including all rights (including dividend rights and interests) attached thereto and covenants to assume without any restrictions all rights and obligations arising from this Agreement and from the articles of association of the Company.

2.                                      CONSIDERATION

The Transferor agrees upon termination of the Fiduciary Agreement dated [date] to transfer to the Transferee the Shares in consideration for the restitution of the Fiduciary Assets (as defined in the Fiduciary Agreement dated [date] between inter alia the Transferee and the Transferor).

3.                                      TRANSFER OF THE SHARES

3.1                               Date of the transfer of the Shares

The transfer of the Shares shall be effective on the date of this Agreement (the Transfer Date).

3.2                               Transfer formalities

Subject to a shareholder meeting of the Company having approved the transfer from the Transferor to the Transferee , at the Transfer Date and with effect from the Transfer Date, the Transferor shall transfer the legal ownership of the Shares to the Transferee and for that purpose, the Parties shall promptly after the execution of this Agreement, register or cause to be registered the transfer of the Shares from the Transferor to the Transferee in the share register of the Company.

In accordance with the law on commercial companies dated 10 August 1915, as amended, and article 1690 of the Civil Code, the Parties hereby jointly empower any lawyer or employee of Allen & Overy Luxembourg, in order to make the transfer enforceable vis-à-vis the Company and to proceed to the entry of the Transferee into the share register of the Company.

The Transferee acknowledges being aware of the financial situation of the Company and accepts the transfer of the legal ownership of the Shares as of the Transfer Date in consideration for the restitution of the Fiduciary Assets (as defined in the Fiduciary Agreement dated [date] between inter alia the Transferee and the Transferor).

This agreement entails transfer of all rights, risks and obligations from the Transferor to the Transferee effective as of the Transfer Date

4.                                      GENERAL

4.1                               Expenses

The Company shall bear any costs relating to the preparation or execution of this Agreement, and all matters incidental thereto.

It is formally agreed, in the event that the share transfer is subject to any indirect tax whatsoever, or any incidental cost, or any duty levied in connection thereto, that any such tax, cost or duty shall be exclusively borne by the Transferee.

4.2                               Applicable Law

The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

4.3                               Dispute

Any dispute arising from this Agreement shall be submitted exclusively to the courts of the Grand-Duchy of Luxembourg.

4.4                               Effect of Headings

The headings of sections and subsections of this Agreement are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation thereof.

4.5                               Modifications

No oral explanation or oral information by any of the Parties hereto shall alter the meaning or interpretation of this Agreement. No amendment or change thereof or addition thereto shall be effective or binding on any of the Parties unless set forth in writing and duly executed by the Parties.

4.6                               Non-Waiver

The waiver, express or implied, by any of the Parties of any right under this Agreement or of any failure to perform or breach thereof by the other Party shall neither constitute nor be deemed to constitute a waiver of any other right thereunder or of any claims or remedies available under applicable law in respect of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

The Parties and the Company hereto have executed this Agreement in three original copies on              . Each party acknowledges having received one original copy of this Agreement.

The Transferor

By:
Title:

The Transferee
[ ]

The Company hereby acknowledges and accepts the transfer of the Shares from the Transferor to the Transferee and agrees to hold a shareholder meeting to the effect of authorising the Transfer of the Shares from the Transferor to the Transferee.

The Company
Genpact Global Holdings SICAR Sàrl
By:
Title:

SCHEDULE 5

IDENTIFICATION OF BENEFICIAL OWNER AND WELL-INFORMED INVESTOR

ASSESSMENT FORM

SCHEDULE 6

FEE LETTER

SCHEDULE 7

SHAREHOLDERS AGREEMENT